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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this form 10-K, into the Company's previously filed Registration Statements; File No. 33-12510, No. 33-19290, No. 33-31456, No. 33-32969, No. 33-33350, No. 33-39331, No. 33-47308, No. 33-47305, No. 33-50256,
No. 33-50254, No. 33-50258, No. 33-57516, No. 33-53205, No. 33-53475, No.
33-54991, No. 33-58029, No. 33-59219, No. 33-61555, No. 33-60419, No. 333-01681,
No. 333-01833, No. 333-04471, No. 333-04465, No. 333-04469, No. 333-04471, No.
333-05701, No. 333-18993, No. 333-74575, No. 333-71995, No. 333-89665, and No.
333-92151.

                                            /s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
March 20, 2000